Exhibit 99.1

FOR IMMEDIATE RELEASE

May 8th, 2012

Media Relations Contact:

Andrew Shane

972/453-6473

andrew.shane@supermedia.com

Investor Relations Contact:

Cliff Wilson

972/453-6188

cliff.wilson@supermedia.com

SuperMedia Announces First Quarter 2012 Results

Q1 2012 Takeaways:

•                  Operating income margins improved by over 500 basis points versus the same period in 2011

•                  Operating revenue declined 17.1 percent versus the first quarter of 2011

•                  Cash provided by operating activities was $105 million

•                  Below par debt repurchase of $60 million

•                  Cash at the end of the period was $157 million

DALLAS — SuperMedia (NASDAQ:SPMD) today announced its financial results for the first quarter 2012.

During the first quarter, SuperMedia’s continued focus on operating efficiencies resulted in improved operating income and margins, despite a decline in revenue.

“As we continue to execute our transformation plan in 2012, we have maintained our focus on keeping costs down,” said president and CEO Peter McDonald.  “To date, we have trained a significant portion of our media consultants in our new sales approach to provide end to end solutions for small and medium size businesses.

It is important to note that while we believe we are making strides in executing our 2012 plan, because of our sales cycle, it will take time to transform this business and  for the potential impacts of these changes to affect our top line results.”

First Quarter Financial Results

Operating revenue was $363 million and represents a decline of 17.1 percent from the same quarter last year.

Operating income was $106 million and represents an increase of 2.9 percent from the same quarter last year.

Operating income margin was 29.2 percent and represents an increase of 570 basis points over the same quarter last year.

Net Income was $62 million, which included a $28 million gain on early extinguishment of debt, and represents an increase of 107 percent from the same quarter last year.

Adjusted EBITDA (earnings before interest, taxes, depreciation and amortization), a non-GAAP measure, which excludes the gain realized on early extinguishment of debt in the quarter, as well as severance costs, was $148 million and represents a decline of 3.9 percent from the same quarter last year.

Adjusted EBITDA margin, a non-GAAP measure, was 40.8 percent and represents an increase of 560 basis points from the same quarter last year.  Total adjusted expenses, excluding depreciation and amortization, decreased by 24.3 percent compared to the same quarter last year.

Advertising sales(1) declined 17.4 percent, compared to a decline of 17.3 percent reported for the same period last year.

Free cash flow, a non-GAAP measure, was $103 million representing cash provided by operating activities of $105 million, less capital expenditures (including capitalized software) of $2 million.

The Company’s cash balance on March 31, 2012 was $157 million.

During the first quarter SuperMedia reduced indebtedness under its credit agreement by $64 million, including $60 million through open market debt repurchases allowed under the terms of the credit agreement.  The $60 million debt reduction accomplished through open market repurchases utilized cash of $31 million.  SuperMedia’s total indebtedness at March 31, 2012 was $1.681 billion.

Earnings Call and Webcast Information

Individuals within the United States can access the May 8, 2012 earnings call by dialing 888/603-6873. International participants should dial 973/582-2706. The pass code for the call is: 71843958. In order to ensure a prompt start time, please dial into the call by 9:50am (Eastern).  A replay of the teleconference will be available at 800/585-8367.  International callers can access the replay by calling 404/537-3406. The replay pass code is: 71843958. The replay will be available through May 25, 2012. In addition, a live Web cast will be available on SuperMedia’s Web site in the Investor Relations section at www.supermedia.com.

(1)  Advertising sales for the three months ended March 31, 2011 include negative adjustments of $9 million related to the financial distress and operational wind down of a single certified marketing representative in our third-party national sales channel.  Excluding this impact, advertising sales for the three months ended March 31, 2012 would have reflected a decline of 19.3 percent, compared to a decline of 15.4 percent for three months ended March 31, 2011.  As of June 2011, these accounts have been transitioned to other certified marketing representative firms.

Basis of Presentation and Non-GAAP Financial Measures

For the readers’ convenience, the financial information accompanying this release provides a reconciliation of GAAP to non-GAAP and adjusted non-GAAP results.  SuperMedia believes that the use of non-GAAP financial measures provide useful information to investors to gain an overall understanding of its current financial performance. Specifically, SuperMedia believes the non-GAAP results provide useful information to both management and investors by excluding certain expenses, gains and losses that SuperMedia believes are not indicative of its core operating results. In addition, non-GAAP financial measures are used by management for budgeting and forecasting as well as subsequently measuring SuperMedia’s performance and SuperMedia believes that it is providing investors with financial measures that most closely align to its internal measurement processes.

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Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. You should not place undue reliance on these statements. These forward-looking statements include statements that reflect the current views of our senior management with respect to our financial performance and future events with respect to our business and industry in general. Statements that include the words “may,” “will,” “could,” “should,” “would,” “believe,” “anticipate,” “forecast,” “estimate,” “expect,” “preliminary,” “intend,” “plan,” “project,” “outlook” and similar statements of a future or forward-looking nature identify forward-looking statements. Forward-looking statements address matters that involve risks and uncertainties. Accordingly, there are or will be important factors that could cause our actual results to differ materially from those indicated in these financial statements. We believe that these factors include, but are not limited to, the following:

•                  our inability to provide assurance for the long-term continued viability of our business;

•                  reduced advertising spending and increased contract cancellations by our clients, which causes reduced revenue;

•                  declining use of print yellow pages directories by consumers;

•                  competition from other yellow pages directory publishers and other traditional and new media;

•                  our ability to anticipate or respond to changes in technology and user preferences;

•                  changes in our operating performance;

•                  limitations on our operating and strategic flexibility and the ability to operate our business, finance our capital needs or expand business strategies under the terms of our credit agreement;

•                  failure to comply with the financial covenants and other restrictive covenants in our credit agreement;

•                  limited access to capital markets and increased borrowing costs resulting from our leveraged capital structure and debt ratings;

•                  changes in the availability and cost of paper and other raw materials used to print our directories;

•                  our reliance on third-party providers for printing, publishing and distribution services;

•                  credit risk associated with our reliance on small- and medium-sized businesses as clients;

•                  our ability to attract and retain qualified key personnel;

•                  our ability to maintain good relations with our unionized employees;

•                  changes in labor, business, political and economic conditions;

•                  changes in governmental regulations and policies and actions of federal, state and local municipalities; and

•                  the outcome of pending or future litigation and other claims.

The foregoing factors should not be construed as exhaustive and should be read together with the other cautionary statements included in the reports we file with the Securities and Exchange Commission (“SEC”), including the information in “Item 1A. Risk Factors” in Part I of our Annual Report on Form 10-K for the year ended December 31, 2011 and in all subsequent filings with the SEC. If one or more events related to these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may differ materially from what we anticipate. All forward-looking statements included in this report are expressly qualified in their entirety by these cautionary statements.  The forward-looking statements speak only as of the date made and, other than as required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

About SuperMedia

SuperMedia Inc. (NASDAQ: SPMD) helps small- and medium-sized businesses grow through effective local marketing solutions across print, online, mobile and social media. SuperMedia solutions include: the award-winning SuperGuarantee® program, Superpages® directories, published for Verizon®, FairPoint® and Frontier®, Superpages.com®, EveryCarListed.com®, Superpages for your mobile and Superpages direct mail products. For more information, visit www.supermedia.com.

SPMD-G

SuperMedia Inc.

Consolidated Statements of Comprehensive Income

Reported (GAAP)

Three Months Ended March 31, 2012 Compared to Three Months Ended March 31, 2011

	(dollars in millions, except per share amounts)
	3 Mos. Ended	3 Mos. Ended
Unaudited	3/31/12	3/31/11	% Change

Operating Revenue	$363	$438	(17.1)

Operating Expense
Selling	90	116	(22.4)
Cost of sales (exclusive of depreciation and amortization)	86	110	(21.8)
General and administrative	41	65	(36.9)
Depreciation and amortization	40	44	(9.1)
Total Operating Expense	257	335	(23.3)

Operating Income	106	103	2.9
Interest expense, net	46	57	(19.3)
Income Before Gain on Early Extinguishment of Debt and Provision for Income Taxes	60	46	30.4

Gain on early extinguishment of debt	28	—	NM

Income Before Provision for Income Taxes	88	46	91.3
Provision for income taxes	26	16	62.5
Net Income	$62	$30	106.7

Basic and Diluted Earnings per Common Share (1) (2)	$3.92	$1.91	105.2
Basic and diluted weighted-average common shares outstanding	15.4	15.1

Comprehensive Income
Net Income	$62	$30	106.7
Adjustments for pension and post-employment benefits, net of taxes	—	(2)	(100.0)
Total Comprehensive Income	$62	$28	$121.4

(1)          Equity based awards granted had no impact on the calculation of diluted earnings per common share.

(2)          Net income allocated to participating securities (unvested restricted stock awards) which are eligible to receive dividend equivalents is excluded from the calculation of EPS. The amount excluded from earnings per common share for the three months ended March 31, 2012 and March 31, 2011 was $1 million for both periods.

Schedule A

SuperMedia Inc.

Reconciliation of Non-GAAP Measures

Three Months Ended March 31, 2012 and 2011

	(dollars in millions)
Unaudited	3 Mos. Ended 3/31/12	3 Mos. Ended 3/31/11

Net Income - GAAP	$62	$30
Add/subtract non-operating items:
Provision for income taxes	26	16
Interest expense, net	46	57
Gain on early extinguishment of debt (6)	(28)	—
Operating Income	106	103
Depreciation and amortization	40	44
EBITDA (non-GAAP) (1)	146	147

Adjustments:
Severance costs (5)	2	7
Adjusted EBITDA (non-GAAP) (2)	$148	$154

Operating Revenue	$363	$438

Operating Income margin (3)	29.2%	23.5%
Impact of depreciation and amortization	11.0%	10.1%
EBITDA margin (non-GAAP) (4)	40.2%	33.6%
Impact of adjustments	0.6%	1.6%
Adjusted EBITDA margin (non-GAAP) (4)	40.8%	35.2%

Notes:

(1)          EBITDA is a non-GAAP measure that represents earnings before interest, taxes, gain on early extinguishment of debt, depreciation and amortization.

(2)          Adjusted EBITDA is a non-GAAP measure that adjusts EBITDA for certain unique costs including severance costs.

(3)          Operating Income margin is calculated by dividing Operating Income by Operating Revenue.

(4)          EBITDA and Adjusted EBITDA margin is calculated by dividing EBITDA and Adjusted EBITDA by Operating Revenue.

(5)          Severance costs are associated with headcount reductions.

(6)          Gain on early extinguishment of debt represents the gain associated with the purchase of a portion of the Company’s debt below par value.

Schedule B

SuperMedia Inc.

Consolidated Balance Sheets

Reported (GAAP)

As of March 31, 2012 and December 31, 2011

	(dollars in millions)
Unaudited	3/31/2012	12/31/2011	$ Change

Assets
Current assets:
Cash and cash equivalents	$157	$90	$67
Accounts receivable, net of allowances of $53 and $59	132	147	(15)
Accrued taxes receivable	—	27	(27)
Deferred directory costs	145	155	(10)
Prepaid expenses and other	13	12	1
Total current assets	447	431	16
Property, plant and equipment	128	127	1
Less: accumulated depreciation	60	53	7
	68	74	(6)
Goodwill	704	704	—
Intangible assets, net	312	345	(33)
Pension assets	78	75	3
Other non-current assets	4	4	—
Total Assets	$1,613	$1,633	$(20)

Liabilities and Stockholders’ (Deficit)
Current liabilities:
Current maturities of long-term debt	$68	$4	$64
Accounts payable and accrued liabilities	109	126	(17)
Deferred revenue	84	82	2
Deferred tax liabilities	6	4	2
Other	15	18	(3)
Total current liabilities	282	234	48
Long-term debt	1,613	1,741	(128)
Employee benefit obligations	369	364	5
Non-current deferred tax liabilities	33	43	(10)
Unrecognized tax benefits	41	39	2

Stockholders’ (deficit):
Common stock ($.01 par value; 60 million shares authorized, 15,662,203 and 15,468,740 shares issued and outstanding in 2012 and 2011, respectively)	—	—	—
Additional paid-in capital	211	210	1
Retained (deficit)	(905)	(967)	62
Accumulated other comprehensive (loss)	(31)	(31)	—
Total stockholders’ (deficit)	(725)	(788)	63
Total Liabilities and Stockholders’ (Deficit)	$1,613	$1,633	$(20)

Schedule C

SuperMedia Inc.

Consolidated Statements of Cash Flows

Reported (GAAP) and Non-GAAP Financial Reconciliation - Free Cash Flow

Three Months Ended March 31, 2012 Compared to Three Months Ended March 31, 2011

	(dollars in millions)
Unaudited	3 Mos. Ended 3/31/12	3 Mos. Ended 3/31/11	$ Change

Cash Flows from Operating Activities
Net Income	$62	$30	$32
Adjustments to reconcile net income to net cash provided by
(used in) operating activities:
Depreciation and amortization expense	40	44	(4)
Gain on early extinguishment of debt	(28)	—	(28)
Employee retirement benefits	6	4	2
Deferred income taxes	(8)	(8)	—
Provision for uncollectible accounts	6	17	(11)
Stock-based compensation expense	1	1	—
Changes in current assets and liabilities
Accounts receivable and unbilled accounts receivable	8	7	1
Deferred directory costs	10	10	—
Other current assets	1	—	1
Accounts payable and accrued liabilities	8	(111)	119
Other, net	(1)	—	(1)
Net cash provided by (used in) operating activities	105	(6)	111

Cash Flows from Investing Activities
Capital expenditures (including capitalized software)	(2)	(3)	1
Net cash used in investing activities	(2)	(3)	1

Cash Flows from Financing Activities
Repayment of long-term debt	(35)	—	(35)
Other, net	(1)	—	(1)
Net cash used in financing activities	(36)	—	(36)
Increase (decrease) in cash and cash equivalents	67	(9)	76
Cash and cash equivalents, beginning of year	90	174	(84)
Cash and cash equivalents, end of period	$157	$165	$(8)

Unaudited	3 Mos. Ended 3/31/12	3 Mos. Ended 3/31/11	$ Change

Non-GAAP Financial Reconciliation - Free Cash Flow
Net cash provided by (used in) operating activities	$105	$(6)	$111
Less: Capital expenditures (including capitalized software)	(2)	(3)	1
Free Cash Flow	$103	$(9)	$112

Schedule D

SuperMedia Inc.

Advertising Sales

	(dollars in millions)
	3 Mos. Ended	3 Mos. Ended	3 Mos. Ended
Unaudited	3/31/12	3/31/11	3/31/10

Net Advertising Sales(1) (2)	$327	$396	$479
% Change year-over-year	(17.4)%	(17.3)%

Notes:

(1) Net advertising sales is an operating measure used by the Company to compare advertising sales for current advertising periods to corresponding sales for previous periods.  It is important to distinguish net advertising sales from operating revenue, which on our financial statements is recognized under the deferral and amortization method.

(2)  Advertising sales for the three months ended March 31, 2011 include negative adjustments of $9 million related to the financial distress and operational wind down of a single certified marketing representative in our third-party national sales channel.  Excluding this impact, advertising sales for the three months ended March 31, 2012 would have reflected a decline of 19.3%, compared to a decline of 15.4% for the three months ended March 31, 2011.  As of June 2011, these accounts have been transitioned to other certified marketing representative firms.

Schedule E